Exhibit 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
As independent public accountants, we hereby consent to the use of our report on Voice Signal Technologies, Inc. as of December 31, 2006 and 2005, and for each of the three years in the three-year period ended December 31, 2006, dated May 11, 2007 and all references to our Firm included in or made part of this consent solicitation statement/prospectus on Amendment No. 2 Form S-4 of Nuance Communications, Inc..
/s/ VITALE, CATURANO & COMPANY, Ltd.
Boston, Massachusetts
August 22, 2007